GUARANTEED ACCOUNT VALUE BENEFIT (GAV) ENDORSEMENT
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This Endorsement forms a part of the Contract to which it is attached and is effective as of the Issue Date of the Contract. In the case of a conflict with any provision in the Contract, the provisions of this Endorsement will control. This Endorsement is irrevocable. You can only terminate this Endorsement as indicated in the CONDITIONS FOR TERMINATION OF THIS GAV section of this Endorsement.

The following provisions have been added to the Contract:

GUARANTEED ACCOUNT VALUE:    The Guaranteed Account Value (GAV) Benefit
                             guarantees that beginning on the fifth Contract
                             Anniversary, and on each subsequent Contract
                             Anniversary, until the Contract terminates or you start receiving Annuity Payments, the Contract
                             Value will be at least equal to the GAV Benefit calculated and established on the Contract
                             Anniversary occurring five years ago, reduced by any GAV Adjusted Partial Withdrawals since that
                             Contract Anniversary.

Guaranteed Contract Value    The GAV Benefit starts providing protection on the
on the Fifth Contract        fifth Contract Anniversary. On the fifth Contract
Anniversary                  Anniversary, the GAV Benefit guarantees that the
                             Contract Value will be at least equal to:

                             All Purchase Payments not including any applicable bonus received during the first 90 days of the Contract, less any GAV Adjusted Partial Withdrawals taken during this period, reduced by any GAV Adjusted Partial Withdrawals during the remainder of the first five Contract Years.

                             If on the fifth Contract Anniversary, the Contract Value is less than the guaranteed amount, we credit that difference to the Contract Value. We will allocate this amount to your Investment Options in proportion to the amount of Contract Value in each of the Investment Options on the date of allocation.

Guaranteed Contract Value    On the sixth and each subsequent Contract
on the Sixth and Subsequent  Anniversary , until the Contract terminates or you
Contract Anniversaries       start receiving Annuity Payments, the GAV Benefit
                             guarantees that the Contract Value will be at least equal to:

                             The GAV Benefit established on the Contract
                             Anniversary occurring five years before that Contract Anniversary, reduced by any GAV Adjusted Partial Withdrawals since that Contract Anniversary.

                             If on the sixth and each subsequent Contract
                             Anniversary, the Contract Value is less than the guaranteed amount, we credit that difference to the Contract Value. We will allocate this amount to your Investment Options in proportion to the amount of Contract Value in each of the Investment Options on the date of allocation.

The GAV Benefit              The initial GAV Benefit is equal to all Purchase
                             Payments not including any applicable bonus received during the first 90 days of the Contract, less any GAV Adjusted Partial Withdrawals taken during this period.

                             On the first Contract Anniversary, the GAV Benefit is equal to the greater of a. or b., where:

                             a.    is the initial GAV Benefit plus any
                                   additional Purchase Payments not including any applicable bonus received during the remainder of the first Contract Year and minus any GAV Adjusted Partial Withdrawals you made during the remainder of the first Contract Year.

                             b. is the Contract Value on the first Contract Anniversary.

                             On the second and any subsequent Contract
                             Anniversaries, the GAV Benefit is equal to the greater of c. or d., where:

                             c. is the GAV Benefit from the previous Contract Anniversary plus any additional Purchase Payments not including any applicable bonus received in the previous Contract Year and minus any GAV Adjusted Partial Withdrawals you made in the previous Contract Year.

                             d.    is the Contract Value on that Contract
                                   Anniversary.


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GAV Adjusted Partial         A GAV Adjusted Partial Withdrawal for a withdrawal
Withdrawals                  taken prior to the second Contract Anniversary is
                             the amount of the partial withdrawal, (including any applicable withdrawal charge, but prior to any
                             MVA), multiplied by the greater of 1 or the ratio of i. to ii., where:

                             i.    the GAV Benefit on the day of (but
                                   prior to) the partial withdrawal.

                             ii.   the Contract Value on the day of (but
                                   prior to) the partial withdrawal,
                                   adjusted for any applicable MVA.

                             A GAV Adjusted Partial Withdrawal for a withdrawal taken on or after the second Contract Anniversary is equal to a. plus b., where:

                             a. is the amount of the partial withdrawal (prior to any MVA) that together with any previous partial withdrawals (prior to any MVA) during the Contract Year, does not exceed 10% of the total Purchase Payments not including any applicable bonus; and

                             b. is the amount of the partial withdrawal, (including any applicable withdrawal charge, but prior to any MVA), in excess of a., multiplied by the greater of 1 or the ratio of i. to ii., where:

                                   i.   the GAV Benefit on the day of (but
                                        prior to) the partial withdrawal.

                                   ii.  the Contract Value on the day of
                                        (but prior to) the partial
                                        withdrawal, adjusted for any
                                        applicable MVA.

GAV Transfers Between the    When you select this benefit, you also select to
Investment Options and the   have us make GAV Transfers between the Investment
Fixed Period Accounts        Options and the FPAs to maintain the guarantee.
(FPAs)                       Based on this program, we may transfer some or all
                             of the High Five Bonus Value to or from the FPAs, except that:

                             1. during the first two Contract Years the Contract Value in the FPAs immediately after any transfers to the FPAs is limited to 50% of the cumulative Purchase Payments not including any applicable bonus; and

                             2. any transfers from the FPAs will not include the amount needed to maintain the allocation percentage to the FPAs indicated by your most recent allocation instructions for the Purchase Payments.

                             These GAV Transfers are not subject to any transfer fee. Any transfer out of the FPAs may be subject to a MVA. Any GAV Transfers to the Investment Options will be allocated according to your most recent allocation instructions for Purchase Payments to the Investment Options.

GAV Fixed Account Minimum    You may transfer amounts into or out of the Fixed
                             Account subject to the GAV Fixed Account Minimum.
                             The GAV Fixed Account Minimum is the amount of
                             Fixed Account Contract Value that is required in the FPAs to maintain the guarantee protection.


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Resetting the GAV Benefit    You may select to reset the operation of the GAV
                             Benefit at any time, as long as the Reset Date is at least 90 days from any earlier Reset Date. If you reset the operation of the GAV Benefit, the first Contract Anniversary on which the Contract Value will be guaranteed to be at least the GAV will be the Contract Anniversary occurring five years after the Contract Anniversary following the Reset Date. The GAV Benefit on the Reset Date is the greater of a. or b., where:

                             a. is the last GAV calculated before the Reset Date, increased by additional Purchase Payments made since that GAV calculation and reduced by any GAV Adjusted Partial Withdrawals made since that GAV calculation.

                             b.    is the Contract Value on the Reset Date.

                             On the Reset Date, we will reallocate the Contract Value in the FPAs according to the most recent allocation instructions for the Purchase Payments unless you instruct us otherwise.

                             On the next Contract Anniversary on or after the Reset Date, the new GAV Benefit is equal to the greater of a. or b., where:

                             a. is the GAV Benefit established on the Reset Date, increased by additional Purchase Payments not including any applicable bonus since the Reset Date and reduced by GAV Adjusted Partial Withdrawals made since the Reset Date; and

                             b. is the Contract Value on the next Contract Anniversary on or after the Reset Date.

                             On subsequent Contract Anniversaries, the new GAV Benefit is calculated as described under the GAV Benefit provision above.

CONDITIONS FOR TERMINATION   This benefit will terminate upon the earliest of:
OFTHIS GAV BENEFIT:
                             a. the termination of the Contract; or

                             b. the Income Date; or

                             c. the death of the Contract Owner unless the
                                spouse continues the Contract as the new owner.

GAV BENEFIT CHARGE:          The charge for this benefit is included in the
                             mortality and expense risk charge shown in the Contract Schedule.

In all other respects the provisions, conditions, exceptions and limitations contained in the Contract remain unchanged.

Signed for the Company at its home office.


                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

                 [/s/ Wayne A Robinson]          [Mark Zesbaugh]
                    Wayne A Robinson              Mark Zesbaugh
                       Secretary                    President


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